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                                 EXHIBIT 4.1

                  MANAGEMENT DEFERRED COMPENSATION PLAN


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                          STARBUCKS CORPORATION

                  MANAGEMENT DEFERRED COMPENSATION PLAN


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                            TABLE OF CONTENTS

                                                                      Page

1. PURPOSE; EFFECTIVE DATE. . . . . . . . . . . . . . . . . . . . . . 1

2. DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.1. 401(k) Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.2. Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.3. Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.4. Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.5. Change in Control. . . . . . . . . . . . . . . . . . . . . . . . 1
2.6. Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
2.7. Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.8. Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.9. Deferrable Compensation. . . . . . . . . . . . . . . . . . . . . 3
2.10. Deferrable Compensation Payment Date. . . . . . . . . . . . . . 4
2.11. Deferral Contributions. . . . . . . . . . . . . . . . . . . . . 4
2.12. Deferral Contributions Account. . . . . . . . . . . . . . . . . 4
2.13. Deferral Period. . . . . . . . . . . . . . . . . . . . . . . . .4
2.14. Determination Date. . . . . . . . . . . . . . . . . . . . . . . 4
2.15. Disability (or Disabled) . . . . . . . . . . . . . . . . . . . .4
2.16. Discretionary Contributions. . . . . . . . . . . . . . . . . . .4
2.17. Discretionary Contributions Account. . . . . . . . . . . . . . .4
2.18. Earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
2.19. Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . 5
2.20. ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
2.21. Ineligible Partner. . . . . . . . . . . . . . . . . . . . . . . 5
2.22. Investment Index. . . . . . . . . . . . . . . . . . . . . . . . 5
2.23. Matching Contributions. . . . . . . . . . . . . . . . . . . . . 5
2.24. Matching Contributions Account . . . . . . . . . . . . . . . . .5
2.25. Participant. . . . . . . . . . . . . . . . . . . . . . . . . . .6
2.26. Participation Election. . . . . . . . . . . . . . . . . . . . . 6
2.27. Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
2.28. Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
2.29. Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
2.30. Subaccount. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
2.31. Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
2.32. Termination. . . . . . . . . . . . . . . . . . . . . . . . . . .6
2.33. Year of Service. . . . . . . . . . . . . . . . . . . . . . . . .7

3. PARTICIPATION AND DEFERRALS. . . . . . . . . . . . . . . . . . . . 7

3.1. Eligibility and Participation. . . . . . . . . . . . . . . . . . 7
3.2. Form of Deferral. . . . . . . . . . . . . . . . . . . . . . . . .7
3.3. Limitations on Deferrals. . . . . . . . . . . . . . . . . . . . .8
3.4. Termination of Employment. . . . . . . . . . . . . . . . . . . . 8
3.5. Continuation of Deferral Amount. . . . . . . . . . . . . . . . . 8


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4. DEFERRAL CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . .8

4.1. Withholding of Deferral Contributions. . . . . . . . . . . . . . 8
4.2. Timing of Credits; Tax and Other Withholding. . . . . . . . . . .8

5. MATCHING CONTRIBUTIONS AND DISCRETIONARY CONTRIBUTIONS. . . . . . .9

5.1. Matching Contributions. . . . . . . . . . . . . . . . . . . . . .9
5.2. Discretionary Contributions. . . . . . . . . . . . . . . . . . . 9
5.3. Vesting of Accounts. . . . . . . . . . . . . . . . . . . . . . . 9
5.4. Timing of Credits; Tax and Other Withholding. . . . . . . . . . .10

6. ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

6.1. Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
6.2. Determination of Accounts and Subaccounts. . . . . . . . . . . . 10
6.3 Selection of Investment Index (Indices). . . . . . . . . . . . . .11
6.4. Statement of Accounts. . . . . . . . . . . . . . . . . . . . . . 11

7. BENEFIT PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .11

7.1. Early Withdrawals. . . . . . . . . . . . . . . . . . . . . . . . 11
7.2. Accelerated Distribution. . . . . . . . . . . . . . . . . . . . .12
7.3. Termination of Employment Prior to Age 65. . . . . . . . . . . . 12
7.4. Termination of Employment On or After Age 65. . . . . . . . . . .12
7.5. Withholding; Payroll Taxes. . . . . . . . . . . . . . . . . . . .13
7.6. Covered Employee. . . . . . . . . . . . . . . . . . . . . . . . .13
7.7. Payment to Guardian. . . . . . . . . . . . . . . . . . . . . . . 13

8. BENEFICIARY DESIGNATION. . . . . . . . . . . . . . . . . . . . . . 14

8.1. Beneficiary Designation. . . . . . . . . . . . . . . . . . . . . 14

9. ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . .14

9.1. Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
9.2. Administrative Provisions. . . . . . . . . . . . . . . . . . . . 14

10. AMENDMENT AND TERMINATION OF PLAN. . . . . . . . . . . . . . . . .14

10.1. Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
10.2. Company's Right to Terminate. . . . . . . . . . . . . . . . . . 15

11. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .15

11.1. Unfunded Plan. . . . . . . . . . . . . . . . . . . . . . . . . .15
11.2. Unsecured General Creditor. . . . . . . . . . . . . . . . . . . 16
11.3. Trust Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
11.4. Nonassignability. . . . . . . . . . . . . . . . . . . . . . . . 16


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11.5. Not a Contract of Employment. . . . . . . . . . . . . . . . . . 16
11.6. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .17
11.7. Validity. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
11.8. Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
11.9. Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
11.10. Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . .17

APPENDIX A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2


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                            STARBUCKS CORPORATION
                    MANAGEMENT DEFERRED COMPENSATION PLAN


                         1.  PURPOSE; EFFECTIVE DATE

The purpose of this Management Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for certain employees of the Company. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits. The Plan is a nonqualified deferred compensation plan intended to be an unfunded plan as described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974. The Plan shall be effective as of the Effective Date.


                              2.  DEFINITIONS

Whenever used in this document, the following terms shall have the meanings set forth in this Article unless a contrary or different meaning is expressly provided:

2.1.  401(k) Plan

"401(k) Plan" means the Starbucks Corporation 401(k) Plan, effective January 1, 1998, as it may be amended from time to time.

2.2.  Account

"Account" means the separate account established and maintained for each Participant which represents his or her vested and unvested interest in the Plan as of any date, and which consists of the sum of the following Subaccounts, as adjusted for allocations of Earnings, distributions, and other factors that may affect the value of such Subaccounts: Deferral Contributions Account, Matching Contributions Account, and Discretionary Contributions Account.

2.3.  Beneficiary

"Beneficiary" means the person, persons or entity entitled under Section 8 to receive any Plan benefits payable after a Participant's death.

2.4.  Board

"Board" means the Board of Directors of the Company.

2.5.  Change in Control

A "Change in Control" means the occurrence during the term of the Plan of:

  (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3


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promulgated under the Exchange Act) of twenty-five percent (25%) or more of the then outstanding shares of the Company or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

  (b) The individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

  (c) The consummation of:

     (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

        (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

        (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

        (C) no Person other than (i) the Company, (ii) any Subsidiary,
(iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was


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maintained by the Company or any Subsidiary, or (iv) any Person who,
immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding Voting Securities or shares, has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

     (ii) A complete liquidation or dissolution of the Company; or

     (iii) the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares or Voting Securities as a result of the acquisition of shares or Voting Securities by the Company which, by reducing the number of shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares or Voting Securities which increases the percentage of the then outstanding shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.6.  Code

"Code" means the Internal Revenue Code of 1986, as amended, or any other provision of law of similar purpose as may at any time be substituted therefor.

2.7.  Committee

"Committee" means the committee appointed by the Board to administer the Plan pursuant to Section 9.

2.8.  Company

"Company" means Starbucks Corporation, a Washington corporation, and any successor thereto which assumes its obligations under this Plan.

2.9. Deferrable Compensation

"Deferrable Compensation" means, with respect to a Participant for the period specified, the amount considered "Deferrable Compensation" within the meaning of the 401(k) Plan, specifically including any amounts that would be paid to the Participant, but for a compensation reduction agreement pursuant to Code
Section 125 or pursuant to the 401(k) Plan.


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2.10.  Deferrable Compensation Payment Date

"Deferrable Compensation Payment Date" means, with respect to a Plan Year and a Participant, each date during that Plan Year on which Deferrable Compensation is paid to that Participant (or would be paid to the Participant, but for an election pursuant to a Participation Election to have the Deferrable Compensation otherwise payable on that date reduced). For example, each date on which a regular payroll check for a payroll period is given to a Participant is a Deferrable Compensation Payment Date.

2.11.  Deferral Contributions

"Deferral Contributions" means the compensation deferred by Participants and allocated to Participants' Deferral Contributions Account, pursuant to
Section 4.2.

2.12.  Deferral Contributions Account

"Deferral Contributions Account" means the Subaccount recording Deferral Contributions of the Participant, pursuant to Section 4.2, as adjusted for allocations of Earnings, distributions, and other factors affecting the value of such Subaccount.

2.13.  Deferral Period

"Deferral Period" means the twelve (12) month period ending December 31; provided, however, the first "Deferral Period" shall be the shorter period beginning with the Effective Date and ending December 31, 1998.

2.14.  Determination Date

"Determination Date" means each date on which any one or more of the 401(k) Plan funds, or any other fund on which an Investment Index (Section 2.22) is based, is traded.

2.15.  Disability (or Disabled)

"Disability" (or "Disabled") means a disability as determined under the Company's long-term disability plan.

2.16.  Discretionary Contributions

"Discretionary Contributions" means the contributions, if any, made by the Company to the Plan, which are in addition to Matching Contributions. The aggregate amount of Discretionary Contributions allocated to the Plan for any Plan Year shall be such amount as determined by the Board in its sole discretion. The vesting schedule for Discretionary Contributions shall be the schedule shown in Section 5.3, or such other schedule the Board shall determine at the time it elects to make Discretionary Contributions.

2.17.  Discretionary Contributions Account

"Discretionary Contributions" Account means the Subaccount recording Discretionary Contributions made to the Plan on behalf of the Participant, pursuant to Section 5.2, as adjusted for allocations of Earnings, distributions, and other factors affecting the value of such Subaccount.


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2.18  Earnings

"Earnings" for each Subaccount means the rate of growth credited or debited to the Subaccount on each Determination Date in a Plan Year, which shall be credited or debited at the rates described in the definition of Investment Index in Section 2.22. Earnings for an Account shall mean the aggregate Earnings for each Subaccount making up the Account.

2.19.  Effective Date

"Effective Date" means the date selected by the Committee, which shall be on or after the date a statement covering the interests to be granted to Participants under this Plan shall be declared effective by the Securities and Exchange Commission.

2.20.  ERISA

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor statute.

2.21.  Ineligible Partner

"Ineligible Partner" means any Partner that is:

  1. Covered by a collective bargaining agreement;
  2. Treated by the Company as an independent contractor;
  3. Leased from another company;
  4. A temporary employee as defined in the Company's Human Resources policies; or
  5. Not on the United States payroll (such as a non-resident alien with no U.S. source of income).

2.22.  Investment Index

"Investment Index" means each index selected by a Participant to be used as an earnings index pursuant to Section 6. Each Investment Index shall be a phantom investment fund, which shall be credited with earnings (whether a gain or a loss) at the same rate as the funds provided under the 401(k) Plan, or such other similar indices as the Committee may select from time to time and shown in Appendix A attached.

2.23.  Matching Contributions

"Matching Contributions" means the contributions, if any, allocated to a Participant's Matching Contribution Account, pursuant to Section 5.1.

2.24.  Matching Contributions Account

"Matching Contributions Account" means the Subaccount recording Matching Contributions made to the Plan on behalf of the Participant, pursuant to


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Section 5.1, as adjusted for allocations of Earnings, distributions, and other factors affecting the value of such Subaccount.

2.25.  Participant

"Participant" means a person for whom a Deferral Contributions Account is maintained.

2.26.  Participation Election

"Participation Election" means the election submitted by a Participant to the Committee prior to the beginning of a Deferral Period, subject to Section 3.1(c), specifying the amount to be deferred for such Deferral Period. Such election may be submitted in any form permitted by the Committee, including, but not limited to, submission through an interactive voice response system, the Internet, electronic mail, or writing.

2.27.  Partner

"Partner" means a person classified by the Company as an employee of the Company or its Subsidiaries, regardless of the person's classification by any federal, state or local government, or any of their agencies.

2.28.  Plan

"Plan" means this Management Deferred Compensation Plan as amended from time to time.

2.29.  Plan Year

"Plan Year" means the calendar year, except for the first Plan Year, which shall begin the Effective Date and end December 31, 1998.

2.30.  Subaccount

"Subaccount" means one or more of the Deferral Contributions Account, Matching Contributions Account, and Discretionary Contributions Account.

2.31.  Subsidiary

"Subsidiary" means a subsidiary of the Company, of which the Company beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock.

2.32.  Termination

"Termination" means leaving employment with the Company prior to attaining age 65.


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2.33.  Year of Service

"Year of Service" means each year of service since the Participant's last date of hire. Fractional years of one-half year or more shall be counted as one year. Fractional years of less than one-half year shall not be counted. In addition, Years of Service shall include any previous year(s) of service beginning from any previous date of hire and ending on the date of termination, if such service would be counted under the break in vesting service rules applicable under the 401(k) plan, with fractional years treated in the same manner as described above for current service. Years of service credited during all periods during which the Participant has been a Partner shall be included when determining a Participant's Years of Service, including periods before the Partner becomes a Participant in this Plan and periods before this Plan was established.


                         3.  PARTICIPATION AND DEFERRALS

3.1.  Eligibility and Participation

  (a) Eligibility. Eligibility to participate in the Plan shall be limited to those Partners, excluding Ineligible Partners, who have a position at the Company or at any of its Subsidiaries at the director level or above and such other Partners selected by the Committee who are management or highly-compensated employees.

  (b) Participation. An eligible Partner may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Election to the Committee by the date selected by the Committee, which date shall precede the beginning of the Deferral Period.

  (c) Part-Year Participation. Partners who become newly eligible to participate in the Plan may begin their participation in the Plan as of a date or dates determined under rules to be established by the Committee. A Participation Election must be submitted to the Committee no later than prescribed by the Committee. If no Participation Election is submitted prior to such day, the Partner shall next be eligible to participate beginning
January 1st of the next following calendar year.

  (d) Change in Employment Status. If a Participant is no longer a member of the eligible group of Partners, any current Participation Election shall be continued to the end of the Deferral Period but no new Participation Election may be made by such Participant. All account balances shall remain in the Plan until they are distributed under the terms of Section 7.

3.2.  Form of Deferral

A Participant may elect a deferral in the Participation Election as follows:

  (a) A deferral shall be a portion of the Deferrable Compensation payable by the Company to the Participant during the Deferral Period.

  (b) The amount to be deferred shall be stated as a percentage, not to exceed the maximums and not to be less than the minimums described in Section 3.3.


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3.3.  Limitations on Deferrals

The following limitations shall apply to deferrals:

  (a) Maximum. The Committee shall establish the maximum percentage of Deferrable Compensation (excluding amounts payable under this Plan) that may be deferred for each Plan Year prior to the beginning of such Plan Year. The maximum amount of Deferrable Compensation that consists of amounts that may become payable under this Plan shall be one hundred percent (100%).

  (b) Minimum. The minimum percentage of Deferrable Compensation (excluding amounts payable under this Plan) that may be deferred shall be one percent (1%).

  (c) Changes in Minimum or Maximum. The Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect the amount specified in a Participation Election made prior to the Committee's action.

3.4.  Termination of Employment

If a Participant terminates employment with the Company prior to the end of the Deferral Period, the Deferral Period shall end at the date of termination.

3.5.  Continuation of Deferral Amount

Once a Participant has submitted a Participation Election, the elected deferral amount shall remain in effect for the applicable Deferral Period.
The election shall be irrevocable except as provided in Sections 7.1(b), relating to a financial hardship, and 7.2, relating to accelerated distribution.


                        4.  DEFERRAL CONTRIBUTIONS

4.1.  Withholding of Deferral Contributions

For each Plan Year, the Participant's Deferral Contributions shall be withheld each Deferrable Compensation Payment Date in the percentage amount elected in the Participant's Participation Election for that Plan Year.

4.2.  Timing of Credits; Tax and Other Withholding

A Participant's Deferral Contributions shall be credited to the Deferral Contributions Account in accordance with rules established by the Committee and by such deadlines as the Committee shall establish, in its discretion. Any withholding of taxes or other amounts, including FICA and Medicare taxes, with respect to Deferral Contributions that is required by state, federal or local law shall be withheld from the Participant's corresponding nondeferred Deferrable Compensation.


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        5.  MATCHING CONTRIBUTIONS AND DISCRETIONARY CONTRIBUTIONS

5.1.  Matching Contributions

  (a) The Company shall allocate Matching Contributions, if any, to the Participant's Matching Contributions Account after each Deferrable Compensation Payment Date for which the Company allocated Deferral Contributions to the Participant's Deferral Contributions Account. No Matching Contribution shall be allocated with respect to Deferral
Contributions that represent deferrals of payments otherwise payable under this Plan.

  (b) The Committee shall determine the amount of the Matching Contribution, if any, which the Company shall allocate with respect to Deferral Contributions and shall inform the Board of such determination. The Committee may determine the amount prior to the beginning of, during, or after the end of the Deferral Period during which such Deferral Contributions are made. The Committee may determine part of a Matching Contribution at one time and another part at a later time, at its discretion. For example, the Committee may determine to match 25% of Deferral Contributions up to 4% of Deferrable Compensation prior to the beginning of a Deferral Period and then may determine to match an additional 25% at any time during or after such Deferral Period. In no case, however, shall the Matching Contribution formula be greater than that provided under the 401(k) Plan.

5.2.  Discretionary Contributions

Each Plan Year, the Company may determine whether to make Discretionary Contributions for that Plan Year and the amount of the aggregate Discretionary Contributions. If the Company determines to make such Discretionary Contributions, the Committee shall determine how the Discretionary Contributions should be allocated to each Participant's Discretionary Contributions Account.

5.3.  Vesting of Accounts

  (a) Each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant's Deferral Contributions Account, including Earnings.

  (b) Subject to Section 5.3(d), each Participant shall be one hundred percent (100%) vested in the amounts credited to such Participant's Matching Contributions Account, Discretionary Contributions Account, including Earnings, upon the earliest of the following dates if on that date the Participant is employed by the Company:

     (1) the date of the Participant's death;

     (2) the date of the Participant's Disability; or

     (3) the date the Participant attains age 65; or

     (4) the date of a Change in Control.

  (c) Subject to Section 5.3(b) and Section 5.3(d), the interest of a Participant in his or her Matching Contributions Account and Discretionary

Contributions Account shall vest in accordance with the vesting schedule applicable to Matching Contributions Accounts under the 401(k) Plan.

  (d) If the Participant is terminated for misconduct, willfully or wantonly harmful to the Company, the Participant shall forfeit the entire balance of both his or her Matching Contributions Account and Discretionary
Contributions Account.

5.4.  Timing of Credits; Tax and Other Withholding

A Participant's Matching Contributions shall be credited to the Matching Contributions Account at the time the Deferral Contributions to which the Matching Contributions relate would have been payable to the Participant. A Participant's Discretionary Contributions shall be credited to the Discretionary Contributions Account at the time selected by the Committee. Any withholding of taxes or other amounts with respect to Matching Contributions and Discretionary Contributions that is required by state, federal or local law shall be withheld from the Participant's nondeferred Deferrable Compensation.


                               6.  ACCOUNTS

6.1.  Account

For record-keeping purposes only, a Participant's Deferral Contributions, Matching Contributions, Discretionary Contributions, and Earnings on each shall be credited to the Participant's respective Subaccounts, and, in the aggregate, to the Participant's Account. The Account and Subaccounts shall be bookkeeping devices utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets.

6.2.  Determination of Accounts and Subaccounts

Each Participant's Account and Subaccount(s) as of each Determination Date shall consist of the balance of the Account and Subaccount(s) as of the immediately preceding Determination Date, adjusted as follows:

  (a) Deferral Contributions. The Account and Subaccount(s) shall be increased by any Deferral Contributions credited since such Determination Date.

  (b) Matching Contributions. The Account and Subaccount(s) shall be increased by any Matching Contributions, if any, credited since such Determination Date.

  (c) Discretionary Contributions. The Account and Subaccount(s) shall be increased by Discretionary Contributions, if any, credited since such Determination Date.

  (d) Distributions. The Account and Subaccount(s) shall be reduced by any benefits distributed to the Participant since such Determination Date.

  (e) Earnings. The Account and Subaccount(s) shall be increased or decreased by the Earnings credited on the average daily balance in the Account and each Subaccount since such Determination Date.

6.3.  Selection of Investment Index (Indices)

  (a) At the time a Participant elects a deferral under Section 3.2, the Participant shall also select the Investment Index or Indices in which the Participant wishes to have the combined amount of Deferral Contributions, Matching Contributions and/or Discretionary Contributions deemed invested.
The Participant may select any combination of one (1) or more of the Investment Indices in one percent (1%) increments, or as further limited by the Committee. The Participant may elect a different Index or set of Indices as permitted by the Committee.

  (b) At the time the Participant selects the Investment Index(ices) for new Deferral Contributions, Matching Contributions and Discretionary
Contributions, the Participant may also elect a different allocation among Investment Funds for current Account balances.

6.4.  Statement of Accounts

The Committee shall give to each Participant a statement showing the balances in the Participant's Account and Subaccount(s) on a quarterly basis and at such other times as may be determined by the Committee.


                              7.  BENEFIT PAYMENTS

7.1.  Early Withdrawals

A Participant's Account may be distributed to the Participant before termination of employment as follows, or in accordance with Section 7.2:

  (a) Election for In-Service Withdrawal. A Participant may elect in a Participation Election to withdraw all or any portion of the amount deferred, including any earnings credited thereon, by that Participation Election as of a date specified in the election. Such date shall not be sooner than five
(5) years after the date the Deferral Period commences. No amounts from the Participant's Matching Contributions Account and Discretionary Contributions Account may be withdrawn.

  (b) Unexpected Financial Hardship. If upon the request of a Participant or Beneficiary the Committee finds that a Participant or Beneficiary has suffered an unexpected financial hardship, the Committee may, in its sole discretion:

     (i) Suspend in whole or in part a Participant's Participation Election; and/or

     (ii) Make distributions from the Participant's Deferral Contributions Account.

A "financial hardship" means an unanticipated financial emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if a suspension or distribution were not permitted. In no event shall declining earnings be considered a financial hardship. Any distribution approved by the Committee shall be limited to the amount necessary to meet the emergency.

Distributions shall be made from the Participant's Deferral Contributions Account only.

If a Participant receives a hardship distribution, the Participant shall make no additional deferrals for the remainder of the calendar year in which withdrawal is made and for the immediately succeeding calendar year.

  (c) Payment. The amount payable under this section shall be paid in a lump sum within sixty (60) days following receipt of the request and shall be charged to the Participant's Account as a distribution.

7.2.  Accelerated Distribution

Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Committee, a lump-sum distribution of all of the vested Account balance, subject to the following:

  (a) Penalty. Ten percent (10%) of the vested Account shall be forfeited and ninety percent (90%) of the vested Account shall be paid to the Participant. Any unvested Account balance shall be permanently forfeited.

  (b) Suspension of Participation. A Participant who receives a distribution under this Section will be prohibited from deferring for the rest of the current calendar year and for the immediately succeeding calendar year.

  (c) Payment. The Account balance shall be as of the Determination Date immediately preceding the date on which the Committee receives the written request. The Committee shall pay the amount payable under this Section in a lump sum within sixty (60) days following the receipt of the Participant's written request.

7.3.  Termination of Employment Prior to Age 65

If a Participant terminates employment with the Company for any reason prior to attainment of age 65, including death or Disability, the Company shall pay to the Participant (or the Participant's Beneficiary, in case of death) benefits equal to the balance in the vested Account on the Determination Date corresponding to the Participant's termination date. The Committee shall pay the vested Account balance in a lump sum within sixty (60) days following the Participant's termination date.

7.4.  Termination of Employment On or After Age 65

If a Participant terminates employment with the Company on or after attainment of age 65, the Participant's Account balance, subject to the forfeiture provision of Section 5.3(d), shall be paid as elected in his or her Participation Election(s) prior to each Deferral Period or as elected pursuant to Subsection (c) below.

  (a) Alternative Forms.  Alternative forms of benefit payment shall be:

     (i) A lump-sum amount which is equal to the applicable Account balance.

     (ii) Annual installments of the Account balance amortized over a period of up to 10 years. Earnings on the unpaid balance shall continue to be credited to Subaccounts at the appropriate Investment Index rate. The Account balance shall be reamortized each year, so that the amount of each installment payment will depend on the Earnings credited or debited to the Account during the prior year.

  (b) Small Amounts. Notwithstanding the form elected, if the Participant's total Account is ten thousand dollars ($10,000) or less on the applicable Determination Date, the benefit shall be paid in a lump sum.

  (c) Change in Form of Benefits. A Participant may elect to change the form of benefit payment at any time up to twelve (12) months before the date benefit payments commence. Any changes made to the form of benefit payment within twelve (12) months of the date benefit payments commence will not be valid.

7.5.  Withholding; Payroll Taxes

The Company shall withhold from payments hereunder any taxes required to be withheld from such payments under federal, state or local law. A
Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405 of the Internal Revenue Code, or any successor provision thereto.

7.6.  Covered Employee

Notwithstanding any other provision of this Plan except early withdrawals under Section 7.1 and accelerated distributions under Section 7.2, if any portion of a payment in a calendar year would be disallowed as a deduction to the Company because the Participant is an employee for that calendar year subject to Section 162(m) (the 1 million dollar limitation on compensation deduction) of the Code, or any successor provision to such Section, that portion shall instead be paid in the first following calendar year during which the Participant is not subject to Section 162(m) of the Code or any successor provision, by January 30th of such year.

7.7.  Payment to Guardian

If a distribution is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or person. The Committee may require proof of incompetency, minority, incapacity or guardianship, as it may deem appropriate prior to distribution. The Company may withhold payment under the Plan upon a dispute as to the proper payee(s) or in any other situation in which the proper payee(s) may be in question, until the proper payee(s) are finally determined in a court of law. Distribution of any benefit under the Plan shall completely discharge the Committee from all liability with respect to such benefit.

                              8.  BENEFICIARY DESIGNATION

8.1.  Beneficiary Designation

Each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be made in accordance with the provisions of Section 8.6 of the 401(k) Plan, as it may be amended from time to time. In the event that no separate Beneficiary designation is made under this Plan, the Participant's Beneficiary designation made under the 401(k)
Plan shall determine to whom benefits under this Plan shall be paid in the event of a Participant's death.

                               9.  ADMINISTRATION

9.1.  Committee

  (a) The Committee shall administer this Plan.

  (b) The Committee shall be the same committee that administers the 401(k)
Plan.

  (c) The Committee shall administer this Plan under the same rules prescribed by the provisions of Article 11 of the 401(k) Plan to the extent such rules are applicable.

9.2.  Administrative Provisions

As prescribed by Section 9.1(c), to the extent applicable, the provisions of
Article 11 of the 401(k) Plan are intended to govern the administration of this Plan. Specific provisions of Article 11 that are not applicable include:

  (a) Section 11.4(b) (payment of expenses). Expenses of this Plan shall be paid out of the general assets of the Company or, if established, the trust(s) described in Section 11.3 of this Plan.
  (b) Section 11.6 (investment responsibilities).
  (c) Section 11.10 (fiduciaries). This Plan is not subject to the fiduciary duty requirements of ERISA.


                      10.  AMENDMENT AND TERMINATION OF PLAN

10.1.  Amendment

  (a) The Board may, at any time, amend the Plan in whole or in part by written instrument, provided that no amendment shall reduce the amount credited to any Account maintained under the Plan as of the date of the amendment. Any change in the manner that Earnings are credited to Accounts shall not become effective before the first day of the Plan Year that follows the adoption of the amendment, provided, however, that the selection of Investment Indices by the Committee may be changed at any time as long as Participants are given the opportunity to change their election of Investment Indices prior to the time the Indices are changed.

  (b) Generally, the Company shall amend the Plan by action of the Board. However, the Committee may approve amendments to the Plan, without prior approval or subsequent ratification by the Board, if the amendment: (i) does not significantly change the benefits provided under the Plan (except as required by a change in applicable law); (ii) does not significantly increase the costs of the Plan; and (iii) the amendment is intended either to enable the Plan to remain in compliance with the requirements of the Code, ERISA, or other applicable law, to facilitate administration of the Plan, or to improve the operation of the Plan. A duly authorized officer of the Company shall execute the amendment, evidencing the Company's adoption of the amendment.

10.2.  Company's Right to Terminate

The Board may, at any time, partially or completely, terminate the Plan.

  (a) Partial Termination. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Participation Elections. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Participation Elections entered into prior to the effective date of such partial termination.

  (b) Complete Termination. The Board may completely terminate the Plan by instructing the Committee not to accept any additional Participation Elections, and by terminating all ongoing Participation Elections. If such a complete termination occurs, the Plan shall cease to operate and the Company shall pay out to each Participant the vested balance in his or her Account. Unless the Committee determines otherwise, payment shall be made as a lump sum or in annual installments over the following period, based on the vested Account balance:

         Vested Account Balance                     Payout Period
     -----------------------------------------------------------------
        $10,000 or less                               Lump Sum
        More than $10,000 but less than $100,000      3 Years
        More than $100,000 but less than $250,000     5 Years
        $250,000 or more                              10 Years

     =================================================================

Earnings at an interest rate determined by the Board shall be credited on the unpaid balance in each Account.

The Company reserves the right to pay each Account in a lump sum, notwithstanding the above schedule.


                           11.  MISCELLANEOUS

11.1.  Unfunded Plan

This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

11.2.  Unsecured General Creditor

Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims or interests in any property or asset which may be acquired by the Company. Except as provided in Section 11.3, assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

11.3.  Trust Fund

At its sole discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust may be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from any trust, such benefits shall remain the obligation of the Company. Notwithstanding the existence of such a trust, it is intended that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

11.4.  Nonassignability

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. Except as may otherwise be required by law or order of a court of competent jurisdiction, no part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

11.5.  Not a Contract of Employment

This Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

11.6.  Governing Law

The provisions of this Plan shall be construed and interpreted according to the laws of the State of Washington, except as preempted by federal law.

11.7.  Validity

     In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

11.8.  Successors

The provisions of this Plan shall bind and inure to the benefit of the Company, its Subsidiaries, and their successors and assigns. The term successors as used herein shall include any corporate or other business entity, which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

11.9.  Captions

The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.10  Entire Agreement

This Plan document represents the entire agreement between the Company and any Participant in this Plan. This agreement supersedes any and all prior agreements between the Company and any Participant, whether such agreement or agreements were written or oral. Any amendment or modification to the terms of this Plan must be in writing and signed by an authorized officer of the Company. No Participation Election shall in any way amend, modify, alter or revise this Plan. In the event the terms of the Participation Election conflict with the terms of the Plan, the terms of the Plan shall be controlling.

IN WITNESS WHEREOF, the authorized officers of the Company have signed this document and have affixed the corporate seal on September 17, 1998, to be effective upon the Effective Date.

                                                Starbucks Corporation

     Attest:


                                                By:  /s/ Sharon E. Elliott

                                                Its:  senior vice president,
                                                       Human Resources
     By:  Jennifer O'Connor
     Its:  vice president and                          (Corporate Seal)
            assistant general counsel

                                 APPENDIX A
                             Investment Indices


Effective upon the Effective Date, the Investment Indices available to Participants in the Starbucks Corporation Management Deferred Compensation Plan shall be the following:

  PBHG Growth
  Hotchkis & Wiley International
  Janus Fund
  BGI Daily Equity Index
  Pax World
  Vanguard/Wellesley Income
  DFA One-Year Fixed-Income


The Committee reserves the right to change these indices from time to time.


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